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                                                                     EXHIBIT 2.2

                               AMENDMENT NO.1 TO
                             AGREEMENT AND PLAN OF
                           MERGER AND REORGANIZATION

     THIS AMENDMENT NO.1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Amendment") is made and entered into as of March 22, 2000, by and among SCIQUEST.COM, INC., a Delaware corporation ("SciQuest"), SCIQUEST ACQUISITION, INC., a Delaware corporation and wholly-owned subsidiary of SciQuest ("Merger Sub"), and EMAX SOLUTION PARTNERS, INC., a Delaware corporation ("Company").

                                  WITNESSETH:

     WHEREAS, SciQuest, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of March 13, 2000 (the "Original Agreement");

     WHEREAS, capitalized terms used herein, unless otherwise defined herein shall have the meanings ascribed to them in the Original Agreement; and

     WHEREAS, SciQuest, Merger Sub and the Company desire to amend the Original Agreement.

     NOW, THEREFORE, in consideration of the premises set forth herein, the parties hereto agree as follows:

     1. Section 1.4 of the Original Agreement is hereby amended to read in its entirety as follows:

          1.4  Certificate of Incorporation and Bylaws of Surviving Corporation.

               (a) The Certificate of Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time until thereafter amended as provided by law and such Certificate of Incorporation and bylaws of the Surviving Corporation; provided, however, that such Certificate of Incorporation shall be amended and restated in its entirety to read as set forth on Exhibit A hereto.
              ---------

               (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by such bylaws, the Certificate of Incorporation and applicable law.

     2. As amended by this Amendment, the Original Agreement shall continue in full force and effect in accordance with its terms.

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     4.   This Amendment shall be governed by, and construed and enforced in accordance with, the terms of the Original Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


SCIQUEST.COM, INC.                      SCIQUEST ACQUISITION, INC.



By: /s/ James J. Scheuer                BY: /s/ James J. Scheuer
    ------------------------------          ---------------------------
    James J. Scheuer                        James J. Scheuer
    Vice President                          Vice President


EMAX SOLUTION PARTNERS, INC.


By: /s/ John N. Connor
    ------------------------------
    John N. Connor
    President and Chief Executive Officer

                                      -2-

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                                   EXHIBIT A
                                   ---------

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                         EMAX SOLUTION PARTNERS, INC.

                                      I.

     The name of the corporation is EMAX Solution Partners, Inc.

                                      II.

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                     III.

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under General Corporation Law of Delaware.

                                      IV.

     The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) shares of common stock at $0.001 par value per share.

                                      V.

     The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

                                      VI.

     A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

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No amendment, modification or repeal of this Article VII shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                                     VII.

     The Corporation is to have perpetual existence.

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